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                                                                     EXHIBIT 5.1


June 21, 2001



Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, California 92121


Re:  Public Offering of 5,750,000 Shares of Common Stock,
     $0.0001 Par Value, of Arena Pharmaceuticals, Inc.


Ladies and Gentlemen:

We have acted as counsel to Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form S-1, File No. 333-62268, including the amendments thereto (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 5,750,000 shares of common stock, par value $0.0001 per share (the "Common Stock") to be sold in a public offering (the "Offering"), including 4,000,000 shares of Common Stock to be issued and sold by the Company (the "Shares"), 1,000,000 shares of Common Stock currently outstanding and held by the selling stockholders identified in the Registration Statement (the "Selling Stockholder Shares") and 750,000 shares of Common Stock to be issued and sold by the Company subject to an over-allotment option.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware; (c) the Company's By-Laws; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (e) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), to be executed by the Company and Thomas Weisel Partners LLC for itself and the several underwriters named in Schedule A thereto (the "Underwriters"); and (f) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable and that the Shares, when and to the extent purchased by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to

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Arena Pharmaceuticals, Inc.
June 21, 2001
Page 2


the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP